Morgan Stanley Variable Investment Series  Limited Duration Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 CIE De Financement Foncier Note 1.625%
due 7/23/2012
Purchase/Trade Date:	7/13/2010
Offering Price of Shares: $99.816
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $400,000
Percentage of Offering Purchased by Fund: 0.027
Percentage of Funds Total Assets: 0.54
Brokers: Citi, BofA Merrill Lynch, Goldman Sachs, Morgan Stanley,
RBC Capital Markets, Barclays Capital, Credit Suisse, HSBC , Matixis,
RBS, BNP Paribas, Deutsche Bank Securities, JPMorgan, Nomura International, UBC Investment Bank
Purchased from: Deutsche Bank Securities

Securities Purchased:	 MetLife Inc. 2.375% due 2/6/2014
Purchase/Trade Date:	8/3/2010
Offering Price of Shares: $99.867
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $625,000
Percentage of Offering Purchased by Fund: 0.063
Percentage of Funds Total Assets: 0.85
Brokers: BofA Merrill Lynch, Credit Suisse, Deutsche Bank Securities, HSBC, UBS, Wells Fargo, Mitsubishi UFJ
Purchased from: UBS Warburg

Securities Purchased:	 Canadian Imperial Bank of Commerce Note 1.450%
due 9/13/2013
Purchase/Trade Date:	9/7/2010
Offering Price of Shares: $99.886
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $390,000
Percentage of Offering Purchased by Fund: 0.026
Percentage of Funds Total Assets: 0.53
Brokers: Barclays Capital, CIBC, Citi, JPMorgan, Morgan Stanley
Purchased from: Barclays Capital

Securities Purchased:	 Societe Generale 3.100% due 9/14/2015
Purchase/Trade Date:	9/7/2010
Offering Price of Shares: $99.968
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $110,000
Percentage of Offering Purchased by Fund: 0.011
Percentage of Funds Total Assets: 0.15
Brokers: BofA Merrill Lynch, Morgan Stanley, JPMorgan, Societe Generale Purchased from: Banc of America
Securities Purchased:	NBC Universal Inc. 2.10% due 4/1/2014
Purchase/Trade Date:	9/27/2010
Offering Price of Shares: $99.975
Total Amount of Offering: $900,000,000
Amount Purchased by Fund: $290,000
Percentage of Offering Purchased by Fund: 0.032
Percentage of Funds Total Assets: 0.40
Brokers: Goldman Sachs, BofA Merrill Lynch, JPMorgan, Morgan Stanley,
Citi
Purchased from: Goldman Sachs

Securities Purchased:	American International Group 3.65%
due 1/15/2014
Purchase/Trade Date:	11/30/2010
Offering Price of Shares: $99.969
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $260,000
Percentage of Offering Purchased by Fund: 0.052
Percentage of Funds Total Assets: 0.37
Brokers: BofA Merrill Lynch, Barclays Capital, Citi, Morgan Stanley Purchased from: Banc of America